Exhibit 4.52

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	Marpai, Inc., a Delaware corporation
Number of Shares:	10,000
Class of Stock:	Shares of Class A Common Stock
Warrant Exercise Price:	$36 per share
Issue Date:	April 1, 2021
Expiration Date:	February 9, 2026 (Subject to Section 4.1)

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, David A. Heuermann, or his assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares of Class A Common Stock, par value $0.0001 per share (the “Shares”), of MARPAI, INC., a Delaware corporation (the “Company”), at the Warrant Price, all as set forth above and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1
EXERCISE

1.1            Method of Exercise. Any time on or after the Issue Date, Holder may exercise this Warrant from time to time for all or any part of the unexercised Shares by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company (or such other appropriate location as Holder is so instructed by the Company). Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or an Acquisition (as defined below), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the closing of such transaction.

1.2            Cashless Exercise. In lieu of exercising this Warrant by payment of cash or certified check or official bank check payable to the order of the Company pursuant to Section 1.1 above, Holder may elect to receive the number of shares of Class A Common Stock equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder shares of Class A Common Stock in accordance with the following formula:

Where,	X	=	The number of shares of Class A Common Stock to be issued to Holder;

	Y	=	The number of shares of Class A Common Stock for which the Warrant is being exercised;

	A	=	The fair market value of one share of Class A Common Stock; and

	B	=	The Exercise Price.

For purposes of this Section 1.2, the fair market value of a share of Class A Common Stock is defined as follows:

(i) if the Company’s Class A Common Stock is traded on a securities exchange, the value shall be deemed to be the average of the closing prices on such exchange or market over the thirty (30) day period ending three (3) days prior to the date of the exercise form being submitted in connection with the exercise of the Warrant; or

(ii) if the Company’s Class A Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the date of the exercise form being submitted in connection with the exercise of the Warrant; or

(iii) if there is no active public market for the Class A Common Stock, the value of a share of Class A Common Stock shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

1.3            Delivery of Certificate and New Warrant. Within reasonable time after Holder exercises this Warrant and the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired.

1.4            Replacement of Warrants. In the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5            Acquisition of the Company.

1.5.1            “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company by means of any transaction or series of related transactions, or (b) any reorganization, consolidation, acquisition, merger, sale of the voting securities of the Company or any other transaction or series of related transactions where the holders of the Company’s securities before the transaction or series of related transactions beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction or series of related transactions.

1.5.2            Treatment of Warrant in the Event of an Acquisition. The Company shall give Holder written notice at least twenty (20) days prior to the closing of any proposed Acquisition. The Company will use commercially reasonable efforts to cause (i) the acquirer of the Company, (ii) successor or surviving entity or (iii) parent entity in an Acquisition (the “Acquirer”) to assume this Warrant as a part of the Acquisition.

(a)            If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing of the Acquisition. The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(b)            If the Acquirer refuses to assume this Warrant in connection with the Acquisition, the Company shall give Holder an additional written notice at least ten (10) days prior to the closing of the Acquisition of such fact. In such event, notwithstanding any other provision of this Warrant to the contrary, Holder may immediately exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Acquisition. If Holder elects not to exercise this Warrant, then this Warrant will terminate immediately prior to the closing of the Acquisition. As used herein, an “Excluded Acquisition” means, an Acquisition where the consideration that the holders of the Shares are entitled to receive on account of the Shares consists entirely of cash and/or shares of common stock, interests or units that are publicly traded and listed on a national exchange and where the shares or other securities, if any, receivable by the Holder of this Warrant were the Holder to exercise this Warrant in full immediately prior to the closing of such Acquisition may be publicly re-sold by the Holder in their entirety within the three (3) months following such closing pursuant to Rule 144 or an effective registration statement under the Act.

ARTICLE 2
ADJUSTMENTS TO THE SHARES

2.1            Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2            Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3            Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser Number of Shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are subdivided, split or multiplied, by reclassification, a dividend payable in common stock or otherwise, into a greater Number of Shares, the Warrant Price shall be proportionately decreased.

2.4            No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

2.5            Certificate as to Adjustments. Upon each adjustment of the Warrant Price or Number of Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and Number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price and Number of Shares.

2.6            Limitations on Liability. Nothing contained in this Warrant shall be construed as imposing any liabilities on Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

2.7            Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

ARTICLE 3
REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1            Representations and Warranties. The Company hereby represents and warrants to, and agrees with, the Holder as follows:

3.1.1            This Warrant is and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2            Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution.

ARTICLE 4
MISCELLANEOUS

4.1            Term; Termination by Holder. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company agrees that Holder may terminate this Warrant, upon notice to the Company, at any time in its sole discretion.

4.2            Legends. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4.3 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

4.3            Transfer Restrictions; Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without (i) the prior written consent of the Company, and (ii) compliance with applicable federal and state securities laws by the transferor and the transferee.

4.4            Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when: (i) given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service (such as, but not limited to, Federal Express, DHL or UPS), fee prepaid, or (ii) on the date sent by email or facsimile if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the address or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon the receipt of executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise.

All notices to the Company shall be addressed as follows:

Marpai, Inc.

Attn: Edmundo Gonzalez, Secretary

14 Todd Drive

East Hampton, New York 11937

Email: EGonzalez@marpaihealth.com

With a copy to:

Pearl Cohen Zedek Latzer Baratz LLP

131 Dartmouth Street, 3rd Floor

Boston, MA 02116

Fax: (617) 228-5720

Attn: Oded Kadosh, Esq.

4.5            Amendments; Waiver. This Warrant and any term hereof may be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.6            Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

4.7            No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

4.8            Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

4.9            WAIVER OF JURY TRIAL. HOLDER AND THE COMPANY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED IN CERTAIN CIRCUMSTANCES. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENFEIT, HOLDER AND THE COMPANY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT.

4.10            Confidentiality. The Company hereby agrees to keep the terms and conditions of this Warrant confidential. Notwithstanding the foregoing confidentiality obligation, the Company may disclose information relating to this Warrant as required by law, rule, regulation, court order or other legal authority, provided that (i) the Company has given Holder at least ten (10) days’ notice of such required disclosure, and (ii) the Company only discloses information that is required, in the opinion of counsel reasonably satisfactory to Holder, to be disclosed.

[Signature on Following Page]

COMPANY:

MARPAI, INC.

By:	/s/ Edmundo Gonzalez

Name:	Edmundo Gonzalez

Title:	CEO

HOLDER:

DAVID A. HEUERMANN

By:	/s/ David A. Heuermann

Address:	4830 W. Kennedy Blvd One Urban Center Suite

Email:	dheuermann@hillcour.com

[Signature Page to Warrant]

APPENDIX I

NOTICE OF EXERCISE

1.           The undersigned hereby elects to purchase ______________shares of the Class A Common Stock of Marpai, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.            Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

___________________________

3.            The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

_________________________or
Assignee

(Signature)

(Name and Title)

(Date)